VIA-T
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                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 2, 2002, relating to American Skandia Life Assurance Corporation, and to the use of our report dated February 2, 2002 relating to American Skandia Life Assurance Corporation Variable Account B - Class 7
appearing in the Statement of Additional Information, which is also part of this Registration Statement (Form N-4
No. 333-93775).

                                                                       /s/ERNST & YOUNG LLP

Hartford, Connecticut
April 25, 2002